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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                1. Digital Island, Ltd., incorporated in the United Kingdom.

                2. Digital Island, B.V.i.o., incorporated in the Netherlands.